EXHIBIT 99.1

Management Presentation May 2005

Forward-Looking Statement This presentation includes forward-looking statements related to Lodgian's operations that are based on management's current expectations, estimates and projections. These statements are not guarantees of future performance and actual results could differ materially. The words "may," "should," "expect," "believe," "anticipate," "project," "estimate," "plan," and similar expressions are intended to identify forward-looking statements. Certain factors are not within the company's control and readers are cautioned not to put undue reliance on forward-looking statements. These statements involve risks and uncertainties including, but not limited to, the company's ability to generate sufficient working capital from operations and other risks detailed from time to time in the company's SEC reports. The company undertakes no obligations to update events to reflect changed assumptions, the occurrence of unanticipated events or changes to future results over time.

2004 Overview - Successes Recapitalized balance sheet with $192 million common stock offering in June 2004 Redeemed 12.25% preferred stock Capital to renovate and reposition hotels Completed first acquisition - SpringHill Suites in Pinehurst, NC Refinanced significant portion of debt Extended maturities and fixed interest rate Significant renovation progress Renovations completed at 13 hotels, commenced at another 3 hotels

2004 Overview - Challenges Hurricane damage at 8 hotels, 2 remain closed: Crowne Plaza, West Palm Beach, FL Holiday Inn Oceanfront, Melbourne, FL Combined, these two hotels comprise approximately 5% of EBITDA Resources diverted from renovation program to repair damaged hotels Capital expenditures and operating expenses increased as a result of changes in franchise brand standards

All Continuing Operations (CO) - 74 hotels CO, Excl. Damaged/Renov. - 56 hotels Renovated Hotels ('03/'04) - 17 hotels 2004 RevPAR Growth - Company $47.91 $47.22 $55.63 2004 RevPAR

2004 RevPAR Growth - By Brand $47.91 2004 RevPAR $26.96 $48.04 $55.96 $58.74

Q1 2005 RevPAR Growth - Company All Continuing Operations (CO) - 75 hotels CO, Excl. Damaged/Renov. - 65 hotels Renovated Hotels ('03/'04) - 21 hotels $46.68 $44.99 $62.24 Q1 2005 RevPAR

Q1 2005 RevPAR Growth - By Brand $46.68 Q1 2005 RevPAR $26.25 $46.67 $57.48 $57.63

Renovation Status 28 hotels renovated 2002 - 2004 23 hotels renovated/under renovation in 2005 with 5 completed in Q1 2005 (1) Hotels renovated or under renovation during 2005.

Financial Summary 2004 Adjusted EBITDA of $60.2 million $10.0 million in Q4 2004 $9.4 million in Q1 2005 (1) Continuing Operations only. (2) EBITDA excluding post-emergence charges, impairment losses and non-recurring hurricane damage costs.

Financial Summary - Outlook (1) 2005 Adjusted EBITDA of $60-62 million Excludes 2 hotels closed due to hurricane damage $3.3 million in Adjusted EBITDA for twelve months ended June 30, 2004 - prior to closing Absorbs significant revenue displacement due to renovations Q1 2005: 35,000 room nights out of order, at least 9,600 room nights displaced Q1 2005: Estimated displaced room revenues were $0.8 million; estimated displaced total revenues were $1.1 million 2005 RevPAR growth of 6-7% (1) Continuing Operations only.

Capitalization (1) (1) Balance Sheet figures as of 3/31/05. (2) Based on 24.6mm diluted shares outstanding and share price of $9.14 as of 5/9/05.

Disposition Program Update Since commencing our disposition program in 2003, Lodgian has sold 15 non-core hotels, two land parcels and an office building Net proceeds of $63.9 million generated Non-core hotels ($52.9 million) Land parcels ($1.8 million) Office Building ($9.2 million)

Disposition of Non-Core Hotels Debt reduction of $51.5 million Foregone Annual EBITDA of $287K

NY001LBM_1.wor Acquisitions Update On January 18, 2005 Lodgian announced acquisition of the 107 room SpringHill Suites by Marriott hotel in Pinehurst, NC $800,000 renovation to guest rooms and public areas planned for late 2005 Located on border between Pinehurst and Southern Pines Resorts, the SpringHill Suites property is located near world- renowned golf courses and numerous shopping centers and restaurants Highlights Lodgian's strategy of acquiring primarily upscale, premium-branded limited- service hotels with 100-250 rooms in strong suburban and urban markets I95 I77 I85 I20